UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 15, 2009, the Company’s Board of Managers approved an amendment to the Company’s Operating Agreement, as amended to date (the “Operating Agreement”). Specifically, the Board of Managers approved the Second Amendment to Amended and Restated Operating Agreement for Kaiser Ventures LLC, as Amended (the “Second Amendment”). The terms and conditions of the Class C and D units as set forth in the Operating Agreement did not provide for the standard adjustment provision for such items as a recapitalization, reverse unit split, reclassification or other similar events. Accordingly, the terms and conditions of the Class C and D Units did not contemplate the possible positive or negative impact resulting from the Company’s recently completed self-tender offer and for any other repurchase of Class A Units. Thus, the Second Amendment amends the terms of the Class C and Class D Units to reflect the impact of the completed tender offer and future Class A Unit repurchases and issuances on the distributions that may be made on the Class C and D Units. The Second Amendment was effective with its approval by the Board of Managers.

A copy of the Second Amendment is filed as Exhibit 3(i) to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

3(i)	Second Amendment to Amended and Restated Operating Agreement for Kaiser Ventures LLC, as Amended, dated April 15, 2009.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: April 16, 2009	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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